EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934.

Date: February 25, 2022

RRE Ventures IV, L.P.
By: RRE Ventures GP IV, LLC

By:	/s/ William D. Porteous
An Authorized Signatory

RRE Ventures GP IV, LLC

By:	/s/ William D. Porteous
An Authorized Signatory

RRE Advisors LLC

By:	/s/ William D. Porteous
An Authorized Signatory

JAMES D. ROBISON IV

By:	/s/ William D. Porteous
As Attorney-in-Fact

STUART J. ELLMAN

By:	/s/ William D. Porteous
As Attorney-in-Fact

WILLIAM D. PORTEOUS

By:	/s/ William D. Porteous
William D. Porteous, individually